Exhibit 4.3

NUMBER U-__________	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	KISMET ACQUISITION ONE CORP

CUSIP G52753 129

UNITS CONSISTING OF ONE ORDINARY SHARE AND

ONE-HALF OF ONE WARRANT

THIS CERTIFIES THAT ______________________________________________________________________________________________

is the owner of ___________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, no par value (“Ordinary Share”), of Kismet Acquisition One Corp, a business company incorporated in the British Virgin Islands with limited liability (the “Company”), and one-half of one warrant (“Warrant”). Each whole Warrant entitles the holder to purchase one (1) Ordinary Share for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) 30 days after the Company’s completion of an acquisition, share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchase of all or substantially all of the assets of, or any other similar initial business combination with one or more businesses or entities (a “Business Combination”) and (ii) 12 months from the closing of the Company’s initial public offering (“IPO”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation. The Ordinary Share(s) and Warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately until 52 days following the date of the final prospectus relating to the IPO, unless the underwriters inform the Company of their decision to allow earlier separate trading, except that in no event will the Ordinary Shares and Warrants be separately tradeable until the Company has filed with the United States Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds at the closing of its IPO and issued a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of __________, 2020, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of a director of the Company.

By

[TITLE]

SEAL

2020

Kismet Acquisition One Corp

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act _______________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro rata portion of the funds from the trust account with respect to the Ordinary Shares underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial Business Combination within the period of time set forth in the Company’s Memorandum and Articles of Association, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to redeem his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial Business Combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.